Exhibit 99.1

FOR IMMEDIATE RELEASE

Pep Boys Reports Second Quarter 2012 Results

- Service Business Comparable Store Sales Grow 3.8% -

PHILADELPHIA — September 4, 2012 — The Pep Boys — Manny, Moe & Jack (NYSE: “PBY”), the nation’s leading automotive aftermarket service and retail chain, today announced results for the thirteen (second quarter) and twenty-six (first half) weeks ended July 28, 2012.

Second Quarter

Sales

Sales for the thirteen weeks ended July 28, 2012 increased by $3.1 million, or 0.6%, to $525.7 million from $522.6 million for the thirteen weeks ended July 30, 2011. Comparable sales were flat consisting of a 3.1% comparable service revenue increase and a 0.9% comparable merchandise sales decrease. In accordance with GAAP, service revenue is limited to labor sales, while merchandise sales include merchandise sold through both our service center and retail lines of business. Re-categorizing sales into the respective lines of business from which they are generated, comparable service center revenue (labor plus installed merchandise and tires) increased 3.8%, while comparable retail sales (DIY and Commercial) decreased 3.8%.

Net Earnings

Net earnings for the second quarter of fiscal 2012 increased to $33.0 million ($0.61 per share) from $13.9 million ($0.26 per share) recorded in the same period last year. The 2012 results include, on a pre-tax basis, merger termination fees, net of related expenses, of $43.0 million and a $0.7 million charge for severance costs from a reduction in force at our Store Support Center. The 2011 results include, on a pre-tax basis, a $0.4 million asset impairment charge, $1.0 million of acquisition related expenses and a $3.4 million benefit from the release of state tax valuation allowances.

First Half

Sales

Sales for the twenty-six weeks ended July 30, 2012 increased by $14.1 million, or 1.4%, to $1,050.3 million from $1,036.1 million for the twenty-six weeks ended July 30, 2011. Comparable sales decreased 1.4%, consisting of a 1.0% comparable service revenue increase and a 2.0% comparable merchandise sales decrease. Re-categorizing sales (see above), comparable service center revenue increased 1.6%, while comparable retail sales decreased 4.2%.

Net Earnings

Net earnings for the first half of 2012 increased to $34.1 million ($0.63 per share) from the $26.3 million ($0.49 per share) recorded in the same period last year. The 2012 results include, on a pre-tax basis, merger termination fees, net of related expenses, of $43.0 million and a $0.7 million charge for severance costs from a reduction in force at our Store Support Center. The 2011 results include, on a pre-tax basis, a $0.4 million asset impairment charge, $1.3 million of acquisition related expenses and a $3.4 million benefit from the release of state tax valuation allowances.

Commentary

“We continue to be rewarded by our strategy to lead with our service business, which grew 3.8% on a comparable store sales basis and experienced an impressive 7.8% customer count increase,” said President and Chief Executive Officer Mike Odell. “A strong July, particularly in our service business, allowed us to record flat comparable sales during the quarter. While industry fundamentals remain solid over the long term, with consistent demand for maintenance and repair services, short-term headwinds, including the recent spike in gas prices, continue to challenge consumer spending relative to discretionary and deferrable purchases. To combat these headwinds, we continue to make it easy for customers to choose us to do it for them and to expand our online efforts to make Pep Boys the most convenient place to shop for all of their automotive needs.”

Mike continued, “In the coming weeks, we expect to begin marketing a debt refinancing. Our intention is to reduce our overall long-term debt by approximately $100 million, settle our interest rate swap, extend our maturities and reduce our overall interest expense, while maintaining flexibility for accelerated growth and/or returning capital to our shareholders.”

Executive Appointments

Today, Pep Boys also announced the appointment of David Stern as Chief Financial Officer and the departure of William E. Shull III, former Executive Vice President - Stores. Mr. Stern joins Thomas J. Carey, recently-appointed Chief Customer Officer, as the newest member of Pep Boys executive leadership team. Store operations have been reorganized into East and West territories under the leadership of Terence A. Winslow and Sean M. Chidsey. Messrs. Winslow and Chidsey will report directly to Mr. Odell, while a search is conducted for a Senior Vice President - Store Operations with a proven track record in delivering world-class customer service.

Since 1921, Pep Boys has been the nation’s leading automotive aftermarket chain. With approximately 7,200 service bays in more than 735 locations in 35 states and Puerto Rico, Pep Boys offers name-brand tires; automotive maintenance and repair; parts and expert advice for the Do-It-Yourselfer; commercial auto parts delivery; and fleet maintenance and repair. Customers can find the nearest location by calling 800-PEP-BOYS (800-737-2697) or by visiting http://www.pepboys.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The word “guidance,” “expect,” “anticipate,” “estimates,” “forecasts” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management’s expectations regarding implementation of its long-term strategic plan, future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company’s actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers’ ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company’s stores, competitive pricing, the location and number of competitors’ stores, product and labor costs and the additional factors described in the Company’s filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investors have an opportunity to listen to the Company’s quarterly conference calls discussing its results and related matters. The call for the second quarter will be broadcast live on Wednesday, September 5 at 8:30 a.m. EDT over the Internet at the Vcall website, located at http://www.investorcalendar.com. To listen to the call live, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Supplemental financial information will be available the morning of September 5 on Pep Boys’ website at http://www.pepboys.com. In addition, Pep Boys’ investor presentation, also available at http://www.pepboys.com, has been updated to reflect the Company’s year-to-date results.

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Investor Contact:

Mike Melia

(215) 430-9459

Email: investorrelations@pepboys.com

Media Contact:

Regina M. Tracy

(215) 430-9081

Email: mediarelations@pepboys.com

Pep Boys Financial Highlights

Thirteen weeks ended	July 28, 2012	July 30, 2011

Total revenues	$525,671,000	$522,594,000

Net earnings	$33,048,000	$13,943,000

Basic earnings per share:
Average shares	53,146,000	52,952,000

Basic earnings per share:	$0.62	$0.26

Diluted earnings per share:
Average shares	53,797,000	53,649,000

Diluted earnings per share:	$0.61	$0.26

Twenty-six weeks ended	July 28, 2012	July 30, 2011

Total revenues	$1,050,275,000	$1,036,134,000

Net earnings	$34,110,000	$26,311,000

Basic earnings per share:
Average shares	53,110,000	52,901,000

Basic earnings per share:	$0.64	$0.49

Diluted earnings per share:
Average shares	53,875,000	53,592,000

Diluted earnings per share:	$0.63	$0.49